SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

Non-Invasive Monitoring Systems, Inc.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation)

0-13176	59-2007840
(Commission File Number)	(I.R.S. Employer Identification No.)

1666 Kennedy Causeway Avenue, Suite 308	33141
North Bay Village Florida
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 861-0075

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 15, 2007, David Genzler submitted his resignation as Principal Accounting Officer of the Issuer, effective on the close of business on January 12, 2007.

(c) On January 16, 2007, the Issuer appointed Gary Wetstein as its Chief Financial Officer and Senior Vice President at a salary of approximately $50,000 per year. The Company expects to issue to Mr. Wetstein, options to purchase common stock in the near future.

From December 2003 to December 2006, Mr. Wetstein was retired. From Janaury, 2002 to November, 2003, Mr. Wetstein was the Chief Executive Officer of SpectrumHR, LLC. a human resources outsourcing company. For several years prior to 1998, Mr. Wetstein was the Chairman of BDO Seidman, an accounting firm. He retired in 1998 and remained retired until December, 2001. Mr. Wetstein serves on the Advisory Board of the Bank of Auburn Hills, a subsidiary of Capital Bancorp Limited.

Item 8.01. Other Events.

On January 16, 2007, the Issuer issued the press release attached hereto as Exhibit 99.1, announcing the appointment of Gary Wetstein as its Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 16, 2007 Announcing Appointment of Gary Wetstein as Chief Financial Officer and Senior Vice President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

Date: January 19, 2007	By:	/s/ Gary W. Macleod
Gary W. Macleod
Chief Executive Officer

Exhibit Number	Description

99.1	Press Release dated January 16, 2007 Announcing Appointment of Gary Wetstein as Chief Financial Officer and Senior Vice President